EXHIBIT 23

                         Consent of Independent Auditors

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-90609 dated November 9, 1999, of Jacksonville Bancorp, Inc., and in the related prospectus, of our report dated February 23, 2001, with respect to the consolidated financial statements which are included in this Annual Report on Form 10-K for the year ended December 31, 2000.












HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 21, 2001